Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Capricor Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

												Filing Fee
												Previously
												Paid In
												Connection
												with
			Fee		Proposed						Carry	Unsold
			Calculation		Maximum	Maximum			Carry	Carry	Forward	Securities
		Security	or Carry		Offering	Aggregate		Amount of	Forward	Forward	Initial	to be
	Security	Class	Forward	Amount	Price Per	Offering	Fee	Registration	Form	File	Effective	Carried
	Type	Title	Rule	Registered	Unit	Price	Rate	Fee	Type	Number	date	Forward

Newly Registered Securities

Fees to Be
Paid

	Equity			(1)(2)	(1)	(3)
		$0.001 per share

	Equity	Preferred Stock, par value		(1)(2)	(1)	(3)
		$0.001 per share

	Debt	Debt Securities		(1)	(1)	(3)

	Other	Warrants		(1)	(1)	(3)

	Other	Units		(1)	(1)	(3)

	Unallocated	—	Rule	(1)(2)	(1)	$44,145,686 (3)	$0.0001476	$6,515.90 (4)
	(Universal)		457(o)
	Shelf

Carry Forward Securities

Carry	Unallocated	—	Rule 415(a)(6)			$105,854,314.00			S-3	333-254363	6/16/2021	$11,548.70
Forward	(Universal)
Securities (5)	Shelf

	Total Offering Amounts					$150,000,000		$6,515.90

	Total Fees Previously Paid							$—

	Total Fee Offsets							$—

	Net Fee Due							$6,515.90

(1)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(2)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(3)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $150,000,000.

(4)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5)

An aggregate of $11,548.70 of the amount of the registration fee was previously paid in connection with the unissued securities registered under the Registrant’s registration statement on Form S-3 (File No. 333-254363) initially filed on March 16, 2021 (the “Prior Registration Statement”). $105,854,314 of securities remain unsold under the Prior Registration Statement. The Registrant is allowed to apply $11,548.70 toward the registration fee for this registration statement in reliance on Rule 415(a)(6), because $105,854,314 of unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6), the $11,548.70 registration fee previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities.